UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 27, 2018
Date of Report (Date of earliest event reported)

PICO HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

3480 GS Richards Blvd, Suite 101, Carson City, NV 89703

(Address of principal executive offices) (Zip code)

Registrant’s Telephone Number, Including Area Code:  (888) 389-3222

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2018 PICO Holdings, Inc. (the “Company”) and John T. Perri, the Company’s Chief Financial Officer, entered into an amendment (the “Amendment”) to their Transition Agreement dated August 6, 2018 (the “Transition Agreement”).

The Amendment revised the definition of “Transition Period” (as used in the Transition Agreement) to be the earliest of (a) the date that the Company files its Quarterly Report on Form 10-Q for the three months ending March 31, 2019 and (b) the date Mr. Perri’s employment with the Company is terminated by the Company without cause or Mr. Perri resigns for good reason. In addition, the Amendment increased the one-time cash bonus payable to Mr. Perri upon completion of the Transition Period from $250,000 to $275,000, provided Mr. Perri remains employed by the Company through the Transition Period.

The foregoing description of the terms of the Amendment is qualified in its entirety by reference to the Amendment, which will be filed by the Company as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2018

PICO HOLDINGS, INC.

By: /s/ Dorothy Timian-Palmer

Dorothy Timian-Palmer
President and Chief Executive Officer

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